THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

Distribution Date                                                08/25/96

4.06(i)      Reduction of the Stated Amount of Certificates
                                                 SINGLE               TOTAL
                                               CERTIFICATE            AMOUNT
             Class A-1 Certificates.   RH9       $7.51398220     $705,067.01
             Class A-2 Certificates.   RJ5       $0.00000000           $0.00
             Class A-3 Certificates.   RK2       $2.98612551      $36,941.36
             Class X Certificates.     RM8               N/A             N/A
             Class A-R Certificates.   RN6       $0.00000000           $0.00
             Class B-1 Certificates.   RP1       $2.98612551      $10,812.95
             Class B-2 Certificates.   RQ9       $2.98612551       $4,505.40
             Class B-3 Certificates.   RR7       $2.98612551       $2,703.13
             Class B-4 Certificates.             $2.98612551       $1,261.46
             Class B-5 Certificates.             $2.98612551         $901.04
             Class B-6 Certificates.             $2.98612551       $1,441.93

                                           Total Amount           763,634.27

             Aggregate amount of any Principal Prepayments        413,849.96


4.06(ii)     Amount of distribution representing interest.

                                            SINGLE               TOTAL
                                          CERTIFICATE            AMOUNT
             Class A-1 Certificates.       $5.23153587          $490,895.94
             Class A-2 Certificates.       $5.52083333           $40,026.04
             Class A-3 Certificates.       $5.44404830           $67,348.32
             Class X Certificates.         $1.20219521          $145,101.63
             Class A-R Certificates.       $0.00000000                $0.00
             Class B-1 Certificates.       $5.44404830           $19,713.24
             Class B-2 Certificates.       $5.44404830            $8,213.86
             Class B-3 Certificates.       $5.44404830            $4,928.11
             Class B-4 Certificates.       $5.44404830            $2,299.78
             Class B-5 Certificates.       $5.44404830            $1,642.70
             Class B-6 Certificates.       $5.44404830            $2,628.80
                                      Total Amount               782,798.43

4.06(iii)    Amount of interest shortfall                             0.00
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4.06(iv)     Stated Amount of Certificates after this
             Distribution                                     ORIGINAL            SINGLE               TOTAL
                                                              BALANCE           CERTIFICATE            AMOUNT
                         Class A-1 Certificates.              93,834,000.00       $940.08496841       $88,211,932.93
                         Class A-2 Certificates.               7,250,000.00     $1,000.00000000        $7,250,000.00
                         Class A-3 Certificates.              12,371,000.00       $983.10564209       $12,161,999.90
                         Class X Certificates.               120,697,228.67       $950.67394375      $114,743,710.38
                         Class A-R Certificates.                     100.00         $0.00000000                $0.00
                         Class B-1 Certificates.               3,621,063.00       $983.10564209        $3,559,887.47
                         Class B-2 Certificates.               1,508,778.00       $983.10564209        $1,483,288.16
                         Class B-3 Certificates.                 905,229.00       $983.10564209          $889,935.74
                         Class B-4 Certificates.                 422,440.00       $983.10564209          $415,303.15
                         Class B-5 Certificates.                 301,743.00       $983.10564209          $296,645.25
                         Class B-6 Certificates.                 482,875.67       $983.10564209          $474,717.80

                                                                             Total                   $114,743,710.38
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
4.06(v)      The Pool Stated Principal Balance for the following Distribution                        $114,743,710.38
             Date

4.06(vi)     Senior Percentage for this Distribution Date                                             93.8173598544%
             Subordinated Percentage for this Distribution Date                                        6.1826401456%

4.06(vii)    Amount of the Master Servicing Fees paid to or retained by the
             Master Servicer
             with respect to such Distribution Date                                                        34,574.39

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4.06(viii)   Pass-Through Rate and for each Class of Certificates
                         Class A-1 Certificates.                                                         6.62500000%
                         Class A-2 Certificates.                                                         6.62500000%
                         Class A-3 Certificates.                                                         6.62500000%
                         Class X Certificates.                                                           1.50745354%
                         Class A-R Certificates.                                                         6.62500000%
                         Class B-1 Certificates.                                                         6.62500000%
                         Class B-2 Certificates.                                                         6.62500000%
                         Class B-3 Certificates.                                                         6.62500000%
                         Class B-4 Certificates.                                                         6.62500000%
                         Class B-5 Certificates.                                                         6.62500000%
                         Class B-6 Certificates.                                                         6.62500000%
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
4.06(ix)     Amount of Advances included in the distribution on such
             Distribution Date
             Aggregate amount of Advances outstanding as of the close of                                   21,381.03
             business on
             such Distribution Date                                                                        36,667.03
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4.06(x)      The number and aggregate principal amounts of Mortgage Loans delinquent
                30 to 59 days                 12      $1,316,883.57
                60 to 89 days                  0              $0.00
                   90 or more                  5        $757,926.15

             The number and aggregate principal amounts of Mortgage Loans in foreclosure
                In foreclosure                 0              $0.00
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

4.06(xii)    Loan number and Stated Principal Balance of any Mortgage loan that became an
             REO Property during the preceding calendar month.                                                 $0.00

4.06(xiii)   Total number and principal balance of any REO Properties as of the close of
             business on the Determination Date preceding such Distribution                                    $0.00
             Date.

4.06(xiv)    Senior Prepayment Percentage                                                            100.0000000000%

4.06(xv)     Aggregate amount of Realized Losses incurred during the preceding
             calendar month.                                                                                   $0.00
             Aggregate amount of Realized Losses through Distribution Date                                     $0.00

4.06(xvi)    Special Hazard Loss Coverage Amount                                                        2,161,630.08
             Required Fraud Loss Coverage                                                               2,413,945.00
             Current Bankruptcy Amount                                                                     75,000.00


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